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                                                                     Exhibit 4.5

                           CERTIFICATE OF DESIGNATIONS
                                       OF
              ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES A
                                       OF
                         THE CHASE MANHATTAN CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware



         THE CHASE MANHATTAN CORPORATION, a corporation organized under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting duly held and convened on September 12, 2000, and by the Stock Committee of the Board of Directors by unanimous written consent
executed on          , 2000, pursuant to the authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorized the issuance of up to 200,000,000 shares of preferred stock, par value $1.00 per share, and pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by resolutions of the Board of Directors adopted at a meeting duly convened and held on September 12, 2000:

         1. The Board of Directors on September 12, 2000 adopted the following resolutions authorizing the Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of Preferred Stock pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 12, 2000, between J.P. Morgan & Co. Incorporated ("J.P. Morgan") and the Corporation, which provided for the merger of J.P. Morgan with and into the Corporation, with the Corporation continuing as the surviving corporation in the merger under the name "J.P. Morgan Chase & Co.":

         RESOLVED, that it is advisable and in the best interests of The Chase Manhattan Corporation (the "Corporation") and its stockholders for the Corporation to enter into the Agreement and Plan of Merger between the Corporation and J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan"), substantially in the form presented to this Meeting (the "Merger Agreement"), pursuant to which, among other things: (i) J.P. Morgan would merge with and into the Corporation (the "Merger"); (ii) in accordance with the terms and conditions of the Merger Agreement, each then outstanding share of common stock, par value $2.50 per share, of J.P. Morgan ("J.P. Morgan Common Stock"), other than shares which would be cancelled and retired and cease to exist as a result of the Merger, would be converted into 3.70 fully paid and nonassessable shares of common stock, par value $1.00 per share, of the Corporation (the "Common Stock"); (iii) each then outstanding share of preferred stock, without par value, of J.P. Morgan (the "J.P. Morgan Preferred Stock"), other than (A) shares which would be cancelled and retired and cease to exist as a result of the Merger and (B) shares as to which the holders have properly perfected any rights of appraisal pursuant to Section 262 of the Delaware General Corporation Law, shall be converted into a share of a corresponding series of preferred stock, par value $1.00 per share, of the Corporation (the "Preferred Stock"), in each case having
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substantially the same terms as the respective series of J.P. Morgan Preferred
Stock being so converted (such Preferred Stock of the Corporation to be so issued being hereinafter referred to as the "Merger Preferred Stock"); and (iv) the Corporation's Certificate of Incorporation would be amended pursuant to the Merger Agreement and by virtue of the Merger to provide for (A) the change of the name of the Corporation to "J.P. Morgan Chase & Co." and (B) the designation of each series of Merger Preferred Stock; and further

         RESOLVED, that subject to stockholder approval of the Merger Agreement and to the filing with the Secretary of State of the State of Delaware of the certificates of designations referred to below with respect to each series of Merger Preferred Stock (collectively, the "Certificates of Designation"), the issuance of such shares of Merger Preferred Stock in accordance with the terms of the Merger Agreement be, and it hereby is, authorized and, upon such issuance, such shares of Merger Preferred Stock shall be validly issued, fully paid and nonassessable and free of preemptive rights; and further

         RESOLVED, that the maximum number of shares of each series of Merger Preferred Stock authorized to be so issued in connection with the Merger upon conversion of the respective series of J.P. Morgan Preferred Stock shall be as follows: (i) up to 2,444,300 shares upon conversion of J.P. Morgan's Adjustable Rate Cumulative Preferred Stock, Series A; (ii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series B; (iii) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series C; (iv) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series D; (v) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series E;
(vi) up to 50,000 shares upon conversion of J.P. Morgan's Variable Cumulative Preferred Stock, Series F; and (vii) up to 400,000 shares upon conversion of J.P. Morgan's 6.63% Cumulative Preferred Stock, Series H; and further

         RESOLVED, that the voting powers, preferences and special rights of each series of Merger Preferred Stock shall be substantially identical to the voting powers, preferences and special rights applicable to, and specified in the certificate of designations with respect to, the respective series of J.P. Morgan Preferred Stock to be converted into such series of Merger Preferred Stock pursuant to the Merger, and that the Certificate of Designation for each series of Merger Preferred Stock shall provide for the voting rights specified in the corresponding series of J.P. Morgan Preferred Stock; and further

         RESOLVED, that the Stock Committee of the Board of Directors be, and it hereby is, authorized to approve, within the limits specified in the foregoing resolutions, the form, terms and provisions of each Certificate of Designation and to take such other actions as such committee deems necessary or desirable to effect the issuance of the Merger Preferred Stock in accordance with these resolutions.

         2. The Stock Committee of the Board of Directors on          , 2000,
pursuant to authority conferred upon the Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:
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         "RESOLVED that pursuant to resolutions of the Board of Directors of the
Corporation adopted on September 12, 2000, the issue of up to 2,444,300 shares of Adjustable Rate Cumulative Preferred Stock, Series A, $1.00 par value, of the Corporation is hereby authorized, and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications of all 2,444,300 shares of this series, in addition to those set forth in the Certificate of Incorporation are hereby fixed as follows:

         1. Designation. The designation of such preferred stock shall be Adjustable Rate Cumulative Preferred Stock, Series A (hereinafter referred to as the "Series A Preferred Stock") and the number of shares constituting such series is 2,444,300. Shares of the Series A Preferred Stock shall have a stated value of $100 per share. The number of authorized shares of the Series A Preferred Stock may be reduced by further resolution duly adopted by the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of the Series A Preferred Stock shall not be increased.

         2. Dividends. Dividend rates on the shares of the Series A Preferred Stock shall be for the Initial Dividend Period (as defined below) and each quarterly dividend period (hereinafter referred to as a "Quarterly Dividend Period" and the Initial Dividend Period or any Quarterly Dividend Period, being hereinafter individually referred to as a "Dividend Period" and collectively as "Dividend Periods"), thereafter, which Quarterly Dividend Periods shall commence on January 1, April 1, July 1 and October 1 in each year, commencing with the first such day to occur after the effective time of the merger of J.P. Morgan & Co. Incorporated with and into the Corporation pursuant to the Agreement and Plan of Merger dated as of September 12, 2000 between the Corporation and J.P. Morgan & Co. Incorporated (the "Effective Time"), and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period, at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of such Dividend Period. Such dividends shall be cumulative from the first day of the Initial Dividend Period and shall be payable, when and as declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year, commencing with such date that is the last day of the Initial Dividend Period. The "Initial Dividend Period" is the period commencing on the day following the most recent date prior to the Effective Time on which a dividend was paid on the J.P. Morgan & Co. Incorporated Adjustable Rate Cumulative Preferred Stock, Series A (the "Morgan Series A Preferred Stock") (or commencing on the day following the date of the Effective Time if the date of the Effective Time was a dividend payment date) and shall end on and include the date next preceding the first day of the next Quarterly Dividend period; provided, however, that in the event the Effective Time shall occur after the record date for payment of a regular quarterly dividend on the Morgan Series A Preferred, but prior to the payment date for such dividend, then the Initial Dividend Period shall be the first Quarterly Dividend Period as described in the second preceding sentence. Each such dividend shall be paid to the holders of record of shares of the Series A Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any
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time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation, or by a committee of said Board of Directors duly authorized to fix such date. In the event that there shall be outstanding shares of any other series of preferred stock ranking on a parity as to dividends with the Series A Preferred Stock, the Corporation, in making any dividend payment on account of arrears on the Series A Preferred Stock or such other series of preferred stock, shall make payments ratably upon all outstanding shares of the Series A Preferred Stock and such other series of preferred stock in proportion to the respective amounts of dividends in arrears upon all such outstanding shares of the Series A Preferred Stock and such other series of preferred stock to the date of such dividend payment. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends payable on the Series A Preferred Stock for each full Quarterly Dividend Period shall be computed by dividing the Applicable Rate by four. Dividends payable on the Series A Preferred Stock for any period less than a full Quarterly Dividend Period shall be computed on the basis of a 360 day year of four 90 day quarters and the actual number of days elapsed in the period for which payable.

         3. Definition of Applicable Rate, etc. Except as provided below in this paragraph, the "Applicable Rate" for any Quarterly Dividend Period shall be (a) 4.875% less than (b) the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

                  (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate cannot be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be 4.875% less than the higher of whichever two of such Rates can be so determined;

                  (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Twenty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Applicable Rate for such Dividend Period shall be 4.875% less than whichever such Rate can be so determined; or

                  (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate can be determined for any Quarterly Dividend Period, then the Applicable Rate in effect for the preceding Dividend Period shall be continued for such Dividend Period.

         Anything herein to the contrary notwithstanding, the Applicable Rate for any Quarterly Dividend Period shall in no event be less than 5.00% per annum or greater than 11.50% per annum.

         Except as provided below in this paragraph, the "Treasury Bill Rate"
         for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant
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                                                                               5


         Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Series A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate shall be published during the relevant Calendar Period as provided below) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any Quarterly Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                  Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average
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         of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation.
         In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than twelve years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                  Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each Quarterly Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of March, June, September or December, as the
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         case may be, prior to the Quarterly Dividend Period for which the dividend rate on the Series A Preferred Stock is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during the relevant Calendar Period as provided below) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as finally published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any Quarterly Dividend Period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U.S. Government securities dealers selected by the Corporation.

                  The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percentage point.

                  The Applicable Rate with respect to each Quarterly Dividend Period shall be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The Corporation shall cause each Applicable Rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new Quarterly Dividend Period to which it applies and shall cause notice of such Applicable Rate to be enclosed with the dividend payment checks next mailed to the holder of the Series A Preferred Stock.
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                  For purposes of this Section, the term

                           (i) "Calendar Period" shall mean 14 calendar days;

                           (ii) "Special Securities" shall mean securities which
                  can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

                           (iii) "Ten Year Average Yield" shall mean the average
                  yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

                           (iv) "Twenty Year Yield" shall mean the average yield
                  to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

         4. Redemption. The Corporation, at its option, may redeem the Series A Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price of $100.00 per share, plus, in each case, accrued and unpaid dividends thereto to the date fixed for redemption.

         In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed; at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state) such shares shall be redeemed by the Corporation at the redemption price aforesaid. If less than all the outstanding shares of the Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. A new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.
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         Notwithstanding the foregoing provisions of this Section 4, if any dividends on the Series A Preferred Stock are in arrears, no shares of the Series A Preferred Stock shall be redeemed unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of the Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series A Preferred Stock.

         5. Shares to be Retired. All shares of the Series A Preferred Stock redeemed by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued.

         6. Conversion or Exchange. The holders of shares of the Series A Preferred Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

         7. Voting. The Series A Preferred Stock shall have no voting powers either general or special except as otherwise required by law and as hereinafter provided in this Section 7.

         If at the time of any annual meeting of stockholders for the election of directors, the equivalent of six-quarterly dividends (whether or not consecutive) payable on any share or shares of preferred stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. The holders of record of the Series A Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock upon which like voting rights have been conferred (including, without limitations, the Corporation's Variable Cumulative Preferred Stock, Series B through F, the 6 5/8% Cumulative Preferred Stock, Series H, 10.84% Cumulative Preferred Stock, Adjustable Rate Cumulative Preferred Stock, Series L, Adjustable Rate Cumulative Preferred Stock, Series N (collectively the "Outstanding Cumulative Preferred Stock")) shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast one tenth (1/10) of one vote and the holders of the Outstanding Cumulative Preferred Stock entitled to cast one vote per share, with the remaining directors of the Corporation to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock and the holders of shares of any one or more series of preferred stock upon which like voting rights have been conferred (including, without limitation, the Outstanding Cumulative Preferred Stock) shall be divested of
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the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.


         Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the Series A Preferred Stock and all other shares of the same class at the time outstanding (including, without limitation, the Outstanding Cumulative Preferred Stock and the Corporation's Fixed/Adjustable Rate Noncumulative Preferred Stock (collectively, the "Other Preferred Stock")), given in person or by proxy, either in writing or by a vote at a meeting called for that purpose, voting as a class without regard to series, the holders of the Series A Preferred Stock being entitled to cast one tenth (1/10) of one vote per share and the holders of Other Preferred Stock entitled to cast one vote per share, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any of the provisions of the Restated Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designation, Preferences and Rights or any similar document relating to any series of preferred stock) so as to affect adversely the preferences, rights, powers or privileges of the Series A Preferred Stock and any other shares of the same class (including, without limitation, the Other Preferred Stock); provided, however, that in any case in which one or more, but not all, series of Other Preferred Stock or Series A Preferred Stock or other series of such class would be adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative consent of holders of shares entitled to cast at least 66 2/3% of the votes entitled to be cast by the holders of all of the shares of all of the series that would be adversely affected, voting as a class, shall be required in lieu thereof.

         Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of record of at least 66 2/3% of all of the shares of the Series A Preferred Stock and all other series of preferred stock ranking on a parity (including, without limitation, the Other Preferred Stock) with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Series A Preferred Stock, the Other Preferred Stock and shares of such other series of preferred stock shall vote together as a single class without regard to series, the holders of the Series A Preferred Stock being entitled to cast one tenth (1/10) of one vote and the holders Other Preferred Stock being entitled to cast one vote per share, shall be necessary to issue, authorize, or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series A Preferred Stock, Other Preferred Stock or such other preferred stock as to dividends or upon liquidation.

         8. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such a distribution junior to the Series A Preferred Stock, an amount equal to $100 per share plus an amount equal to any accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for payment of such distribution. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Section 8, the holders of the Series A Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation.

         Neither the sale, conveyance, exchange or transfer of all or substantially all the property or business of the Corporation, the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation for the purposes of this Section 8.

         9. Limitation on Dividends on Junior Ranking Stock. So long as any of the Series A Preferred Stock shall be outstanding, the Corporation shall not declare any dividends on the Common Stock of the Corporation or any other stock of the Corporation ranking as to dividends or distribution of assets junior to the Series A Preferred Stock (as defined below, the "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of preferred stock other than Junior Stock, at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment.

         10. Ranking of Stock of the Corporation. For purposes of this designation, any stock of any class or classes of the Corporation shall be deemed to rank:

                  (1) prior to the shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of the Series A Preferred Stock;

                  (2) on a parity with shares of the Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of the Series A Preferred Stock, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of the Series A Preferred Stock; and

                  (3) junior to shares of the Series A Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of the Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Anthony J. Horan, Secretary of the Corporation, on this ____ day of ______, 2000.

                                         THE CHASE MANHATTAN CORPORATION

                                         By:____________________________________
                                                  Anthony J. Horan
                                                  Secretary